Exhibit 99.1

Tronox Reports First Quarter 2018 Financial Results

Strategic Developments:

•
Obtaining European Commission’s conditional clearance of Cristal acquisition now only dependent on finalizing agreement on proposed remedy to address their remaining objection; negotiating with possible counterparties to execute the remedy

•
Motion filed with U.S. Federal Trade Commission (FTC) to stay Part 3 administrative process seeking to engage in direct settlement negotiations with Commissioners or commencement of expedited preliminary injunction suit

•	Technical Services Agreement and Option Agreement signed with regard to Jazan, Saudi Arabia titanium slag smelter to further optimize TiO2 pigment and feedstock integration

First Quarter 2018 Highlights:

•	Strong top and bottom line performance reflects benefits of vertical integration and continued favorable market conditions across TiO2 pigment, feedstock and co-products

•	Revenue of $442 million up 17 percent versus prior year

•	Income from operations of $14 million; adjusted EBITDA of $113 million up 79 percent versus prior year (Non-GAAP)

•	TiO2 income from operations of $52 million; adjusted EBITDA of $138 million up 62 percent versus prior year (Non-GAAP)

•	TiO2 adjusted EBITDA margin of 31 percent; free cash flow of $52 million (1)

•	GAAP diluted EPS of ($0.36); adjusted diluted EPS of $0.01 (Non-GAAP)

1)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)

STAMFORD, Conn., (May 9, 2018) – Tronox Limited (NYSE:TROX) reported revenue of $442 million for the first quarter 2018, up 17 percent from $378 million in the year-ago quarter and 5 percent lower than $464 million in the prior quarter.  Income from operations of $14 million improved from a loss from operations of $3 million in the year-ago quarter and compared to $60 million in the prior quarter.  Net loss from continuing operations attributable to Tronox Limited was $44 million, or ($0.36) per diluted share, compared to a net loss from continuing operations attributable to Tronox Limited of $56 million, or ($0.48) per diluted share, in the year-ago quarter and net income from continuing operations attributable to Tronox Limited of breakeven, or $0.00 per diluted share in the prior quarter.  Net income from continuing operations attributable to Tronox Limited in the first quarter of 2018 included an impairment loss related to the sale of the company’s Electrolytic operations and transaction costs related to the Cristal acquisition that, combined, totaled $45 million or $0.37 per diluted share.  Excluding these items, adjusted net income from continuing operations attributable to Tronox Limited (Non-GAAP) was $1 million, or $0.01 per diluted share.  Adjusted EBITDA of $113 million increased 79 percent from $63 million in the year-ago quarter and compared to $135 million in the prior quarter.

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The Board of Directors declared a quarterly dividend of $0.045 per share payable on June 1, 2018, to shareholders of record of the company’s Class A and Class B ordinary shares at the close of business on May 21, 2018.

Jeffry Quinn, president and chief executive officer of Tronox, said: “The last several weeks have seen significant progress toward closing the Cristal acquisition.  As a result of our discussions with the European Commission through the formal hearing process and the follow-on state-of-play meeting, we’ve narrowed the issues and the Commission’s conditional clearance is now only dependent on finalizing an agreement on a proposed remedy to address their remaining objection.  We are also negotiating with possible counterparties regarding execution of the proposed remedy.  In the United States, we filed a motion with the FTC seeking to stay the administrative proceeding scheduled to start on May 18.  If granted, the stay will allow direct discussions with the FTC Commissioners -- something not permitted while an administrative process is pending.  If settlement efforts are unsuccessful, we will ask the FTC Commissioners, in the alternative, to consider pursuing the FTC’s case through the typical Federal Court process, which is much more likely to result in a timely resolution.

“We also announced our entry into a Technical Services Agreement and an Option Agreement with AMIC, an entity equally owned by Cristal and Tasnee, regarding the titanium slag smelter facility located in Jazan, Saudi Arabia.  These agreements are another integral step to enable the combined company to further optimize the level of vertical integration between its production of TiO2 pigment and feedstock over the long term.  By combining our slagger operations expertise with that of AMIC under the technical services agreement, we will work together to ensure the successful commissioning of this world-class smelter to become a low-cost source of feedstock for the 11 pigment plants that would comprise the combined company.  We continue to work hand in hand with our partners at Cristal and Tasnee with the shared goal of creating the premier company in the TiO2 industry.”

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Quinn continued, “Our first quarter performance clearly reflected the benefits of our vertical integration, as our TiO2 business delivered revenue growth of 17 percent, adjusted EBITDA growth of 62 percent, an adjusted EBITDA margin of 31 percent and free cash flow of $52 million.  Both our downstream TiO2 pigment and upstream feedstock and co-products operations continued to benefit from favorable market conditions across the value chain.  Our strong top- and bottom-line results came despite the timing impact of several large feedstock and co-product shipments.  This is not a reflection of softening market conditions.  The opposite is true.  We see continued strengthening in feedstock and co-products markets, such as zircon and pig iron.  We expect favorable market trends to continue in pigment, feedstock and co-products across the year. Our strong first quarter results were delivered in the face of significant foreign exchange headwinds primarily related to the strengthening of the South African Rand relative to the U.S. Dollar.  Despite this short-term impact, the recent political changes in South Africa, which triggered the strengthening of the Rand, bode well for the future of our South African operations.”

First Quarter 2018

Tronox TiO2

TiO2 revenue of $442 million increased 17 percent compared to $378 million in the year-ago quarter, driven primarily by higher selling prices for pigment, zircon and pig iron.  Pigment sales of $333 million increased 22 percent compared to $272 million in the year-ago quarter driven by 25 percent higher selling prices (20 percent on a local currency basis).  Sales volumes were 2 percent lower due to inventory availability related to the timing of plant maintenance.  Selling prices were higher in all regions.  Titanium feedstock and co-products sales of $97 million increased 5 percent from $92 million in the year-ago quarter, as average selling prices increased 34 percent and sales volumes were 22 percent lower due to the timing of shipments for zircon and CP titanium slag.  Zircon sales of $61 million increased 22 percent driven by 52 percent higher selling prices which more than offset 20 percent lower sales volumes, as shipments originally scheduled for the first quarter occurred in the prior quarter.  Pig iron sales of $19 million increased 73 percent as selling prices increased 18 percent and sales volumes increased 41 percent.  Feedstock and Other products sales of $17 million were 45 percent lower driven by shipment timing.  There were no sales of CP titanium slag in the first quarter compared to $12 million of sales in the year-ago quarter.

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Compared sequentially, TiO2 revenue of $442 million was 5 percent lower than $464 million in the prior quarter.  Higher selling prices for pigment and all major product lines in feedstock and co-products were offset by lower sales volumes for zircon, pig iron and CP titanium slag due to the timing of shipments.  Pigment sales of $333 million increased 5 percent from $316 million in the prior quarter, as selling prices increased 3 percent (2 percent on a local currency basis) and sales volumes increased 2 percent.  Though feedstock and co-products markets continued to strengthen in the quarter, Titanium feedstock and co-products sales of $97 million decreased 27 percent from $133 million in the prior quarter reflecting the lower zircon, pig iron and CP titanium slag sales volumes due to shipment timing.  Zircon sales of $61 million were 9 percent lower as selling prices increased 12 percent which were more than offset by 19 percent lower sales volumes due to shipment timing.  Pig iron sales of $19 million were 5 percent lower, as 12 percent higher selling prices were more than offset by 16 percent lower sales volumes, also due to shipment timing.  There were no sales of CP titanium slag in the quarter compared to $12 million of sales in the prior quarter.  In the second quarter, we are expecting sequential growth in pigment sales and double-digit sequential sales growth in zircon and pig iron given the timing of planned shipments.

TiO2 adjusted EBITDA of $138 million increased 62 percent from $85 million in the year-ago quarter, driven primarily by higher selling prices for pigment and across all major product lines in feedstock and co-products.  Partially offsetting the gain were foreign exchange impacts on cost, primarily the South African Rand.  Compared sequentially, segment adjusted EBITDA of $138 million decreased by 12 percent from $156 million in the prior quarter.  Higher selling prices for pigment and across all major product lines in feedstock and co-products were more than offset by lower sales volumes due to the timing of shipments and unfavorable foreign exchange, primarily the South African Rand.  TiO2 income from operations of $52 million improved from income from operations of $32 million in the year-ago quarter and compared to $93 million in the prior quarter.  TiO2 delivered free cash flow of $52 million in the first quarter, as cash provided by operating activities was $79 million and capital expenditures were $27 million.

Consolidated

Selling, general and administrative expenses were $76 million, which included $20 million related to the Cristal acquisition, compared to $67 million in the year-ago quarter which included $11 million related to the Cristal acquisition, and $65 million in the prior quarter which included $15 million related to the Cristal acquisition.  Interest expense of $49 million compared to $46 million in the year-ago quarter and $48 million in the prior quarter.  On March 31, 2018, gross consolidated debt, net of debt issuance costs, was $3,146 million, and debt net of cash and cash equivalents was $1,419 million, including $653 million of cash restricted for the Cristal transaction.  Liquidity was $2,032 million comprised of cash and cash equivalents of $1,727 million, including $653 million of restricted cash, and $305 million available under revolving credit agreements.  Capital expenditures were $28 million and depreciation, depletion and amortization expense was $48 million.

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Webcast Conference Call

Tronox will conduct a conference call to review first quarter results on Thursday, May 10, 2018, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  http://www.tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 3380989

Conference Call Presentation Slides will be used during the conference call and are available on our website: http://www.tronox.com

Webcast Conference Call Replay: Available via the internet and telephone beginning on Thursday, May 10, 2018 at 11:30 a.m. ET (New York), until 11:30 p.m. ET (New York) on Wednesday, May 16, 2018.

Internet Replay: http://www.tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 3380989

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Upcoming Conferences

During the second and third quarters of 2018, a member of management is scheduled to present at the following conferences:

•	Vertical Research Materials Conference, Westbrook, CT, June 14, 2018
•	BMO Capital Markets Chemicals Conference, New York, June 26, 2018
•	UBS Chemicals Conference, New York, September 5, 2018
•	Credit Suisse Basic Materials Conference, New York, September 12, 2018

Accompanying conference materials will be available at http://investor.tronox.com

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017.

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Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow and Adjusted net income (loss) attributable to Tronox.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies.  The non-U.S. GAAP financial measures are provided to enhance the user's overall understanding of the company's operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

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Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects;
•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt  and stock-based compensation charges are made to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;
•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.203.705.3730

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017
Net sales	$442	$378
Cost of goods sold	327	315
Gross profit	115	63
Selling, general, and administrative expenses	(76)	(67)
Restructuring	-	1
Impairment loss	(25)	-
Income (loss) from operations	14	(3)
Interest expense	(49)	(46)
Interest income	8	1
Other expense, net	(9)	(8)
Loss from continuing operations before income taxes	(36)	(56)
Income tax (provision) benefit	(5)	3
Net loss from continuing operations	(41)	(53)
Income from discontinued operations, net of tax	-	15
Net loss	(41)	(38)
Net income attributable to noncontrolling interest	3	3
Net loss attributable to Tronox Limited	$(44)	$(41)

Net income (loss) per share, basic and diluted:
Continuing operations	$(0.36)	$(0.48)
Discontinued operations	$-	$0.13
Net loss per share, basic and diluted	$(0.36)	$(0.35)

Weighted average shares outstanding, basic and diluted (in thousands)	122,327	116,815

Other Operating Data:
Capital expenditures	$28	$20
Depreciation, depletion and amortization expense	$48	$45

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TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET LOSS
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET LOSS FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017

Net loss attributable to Tronox Limited (U.S. GAAP)	$(44)	$(41)
Income from discontinued operations, net of tax (U.S. GAAP)	-	15
Net loss from continuing operations attributable to Tronox Limited (U.S. GAAP)	$(44)	$(56)
Impairment loss (a)	25	-
Acquisition related matters (b)	20	11
Restructuring (c)	-	(1)
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP) (d)	$1	$(46)

Basic and diluted net loss per share from continuing operations (U.S. GAAP)	$(0.36)	$(0.48)

Impairment loss, per share	0.21	-
Acquisition related matters, per share	0.16	0.10
Restructuring, per share	-	(0.01)
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.01	$(0.39)

Weighted average shares outstanding, diluted (in thousands)	122,327	116,815

(a)  Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.
(b)  Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(c)  Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.
(d)  No income tax impact given full valuation allowance.

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TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	March 31, 2018	December 31 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,074	$1,116
Restricted cash	655	653
Accounts receivable, net of allowance for doubtful accounts	329	336
Inventories, net	470	473
Prepaid and other assets	55	53
Income taxes receivable	9	8
Assets held for sale	31	-
Total current assets	2,623	2,639

Noncurrent Assets
Property, plant and equipment, net	1,120	1,115
Mineral leaseholds, net	896	885
Intangible assets, net	192	198
Inventories, net	-	3
Other long-term assets	27	24
Total assets	$4,858	$4,864

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$146	$165
Accrued liabilities	143	163
Long-term debt due within one year	22	22
Income taxes payable	1	3
Liabilities held for sale	8	-
Total current liabilities	320	353

Noncurrent Liabilities
Long-term debt, net	3,124	3,125
Pension and postretirement healthcare benefits	100	103
Asset retirement obligations	81	79
Long-term deferred tax liabilities	183	171
Other long-term liabilities	17	18
Total liabilities	3,825	3,849

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 93,838,329 shares issued and 93,756,873 shares outstanding at March 31, 2018 and 92,717,935 shares issued and 92,541,463 shares outstanding at December 31, 2017	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 28,729,280 shares issued and outstanding at March 31, 2018 and December 31, 2017.	-	-
Capital in excess of par value	1,563	1,558
Accumulated deficit	(377)	(327)
Accumulated other comprehensive loss	(358)	(403)
Total Tronox Limited shareholders' equity	829	829
Noncontrolling interest	204	186
Total equity	1,033	1,015
Total liabilities and equity	$4,858	$4,864

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(41)	$(38)
Income from discontinued operations, net of tax	-	15
Net loss from continuing operations	$(41)	$(53)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities, continuing operations:
Depreciation, depletion and amortization	48	45
Deferred income taxes	3	(1)
Share-based compensation expense	7	13
Amortization of deferred debt issuance costs and discount on debt	5	3
Pension and postretirement healthcare benefit expense	-	1
Impairment losses	25	-
Other, net	11	4
Contributions to employee pension and postretirement plans	(5)	(4)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	1	(10)
(Increase) decrease in inventories, net	(9)	26
(Increase) decrease in prepaid and other assets	(1)	4
Decrease in accounts payable and accrued liabilities	(46)	(23)
Decrease in income taxes payable	(2)	(3)
Cash (used in) provided by operating activities, continuing operations	(4)	2

Cash Flows from Investing Activities:
Capital expenditures	(28)	(20)
Cash used in investing activities, continuing operations	(28)	(20)

Cash Flows from Financing Activities:
Repayments of long-term debt	(6)	(4)
Debt issuance costs	(1)	-
Proceeds from the exercise of warrants	2	-
Dividends paid	(6)	(6)
Restricted stock and performance-based shares settled in cash for withholding taxes	(4)	(2)
Cash used in financing activities, continuing operations	(15)	(12)

Discontinued Operations:
Cash provided by operating activities	-	57
Cash used in investing activities	-	(12)
Net cash flows provided by discontinued operations	-	45

Effects of exchange rate changes on cash, cash equivalents and restricted cash	7	1
Net (decrease) increase in cash and cash equivalents	(40)	16
Cash, cash equivalents and restricted cash at beginning of period	1,769	251
Cash, cash equivalents and restricted cash at end of period, continuing operations	$1,729	$267

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TRONOX LIMITED
CONDENSED STATEMENT OF FREE CASH FLOWS (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31, 2018

	TiO2	Corporate	Consolidated

Income (loss) from operations (U.S. GAAP)	$52	$(38)	$14
Depreciation, depletion and amortization expense	47	1	48
Other	39	12	51
Adjusted EBITDA (non-U.S. GAAP)	$138	$(25)	$113

Adjusted EBITDA (non-U.S. GAAP)	$138	$(25)	$113
Interest paid, net of capitalized interest and interest income	-	(40)	(40)
Income tax provision	-	(5)	(5)
Transaction costs	-	(20)	(20)
Contributions to employee pension and postretirement plans	(5)	-	(5)
Deferred income taxes	-	3	3
Other	(10)	17	7

Changes in assets and liabilities
Decrease in accounts receivable, net	1	-	1
Increase in inventories, net	(9)	-	(9)
Decrease (increase) in prepaid and other assets	4	(5)	(1)
Decrease in accounts payable and accrued liabilities	(40)	(6)	(46)
Decrease in income taxes payable	-	(2)	(2)
Subtotal	(44)	(13)	(57)

Cash provided by (used in) operating activities, continuing operations	79	(83)	(4)

Capital expenditures	(27)	(1)	(28)
Free cash flow (non-U.S. GAAP)	$52	$(84)	$(32)

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TRONOX LIMITED
SEGMENT INFORMATION
AND
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017

Net loss (U.S. GAAP)	$(41)	$(38)
Income from discontinued operations, net of tax (U.S. GAAP)	-	15
Net loss from continuing operations (U.S. GAAP)	(41)	(53)
Interest expense	49	46
Interest income	(8)	(1)
Income tax provision (benefit)	5	(3)
Depreciation, depletion and amortization expense	48	45
EBITDA (non-U.S. GAAP)	53	34
Impairment loss (a)	25	-
Share-based compensation (b)	7	13
Transaction costs (c)	20	11
Restructuring (d)	-	(1)
Foreign currency remeasurement (e)	6	3
Other items (f)	2	3
Adjusted EBITDA (non-U.S. GAAP) (g)	$113	$63

(a)
Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(b)	Represents non-cash share-based compensation.
(c)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(d)
Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.

(e)	Represents foreign currency remeasurement which is included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.
(f)
Includes noncash pension and postretirement costs, severance expense, accretion expense and other items included in “Selling, general and administrative expenses”, “Cost of goods sold” and "Other expense, net" in the unaudited Condensed Consolidated Statements of Operations.

(g)	No income tax impact given full valuation allowance.

The following table reconciles income (loss) from operations, the comparable measure for segment reporting under U.S. GAAP, to Adjusted EBITDA by segment for the periods presented:

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017

TiO2 segment	$52	$32
Corporate	(38)	(35)
Income (loss) from operations (U.S. GAAP)	14	(3)

TiO2 segment	47	44
Corporate	1	1
Depreciation, depletion and amortization expense	48	45

TiO2 segment	39	9
Corporate	12	12
Other	51	21

TiO2 segment	138	85
Corporate	(25)	(22)
Adjusted EBITDA (non-U.S. GAAP)	$113	$63

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